================================================================================

                           SECOND AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

                                      among

                             EXE TECHNOLOGIES, INC.,

                       GENERAL ATLANTIC PARTNERS 41, L.P.,

                       GENERAL ATLANTIC PARTNERS 57, L.P.,

                        GAP COINVESTMENT PARTNERS, L.P.,

                       GAP COINVESTMENT PARTNERS II, L.P.,

                                MSD 1998 GRAT #6,

                         TRIPLE MARLIN INVESTMENTS LLC,

                             ROTHKO INVESTMENTS LLC,

                        MSD PORTFOLIO L.P. - INVESTMENTS,

                                  TCV III (GP),

                                 TCV III, L.P.,

                               TCV III (Q), L.P.,

                        TCV III STRATEGIC PARTNERS, L.P.,

                                       and

                          THE STOCKHOLDERS NAMED HEREIN

                          ---------------------------

                         Dated as of: September 29, 1999

                          ---------------------------

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

1.  Definitions................................................................2

2.  General; Securities Subject to this Agreement..............................7
    (a)      Grant of Rights...................................................7
    (b)      Registrable Securities............................................8
    (c)      Holders of Registrable Securities.................................8

3.  Demand Registration........................................................8
    (a)      Request for Demand Registration...................................8
    (b)      Incidental or "Piggy-Back" Rights with Respect
               to a Demand Registration........................................9
    (c)      Effective Demand Registration.....................................9
    (d)      Expenses.........................................................10
    (e)      Underwriting Procedures..........................................10
    (f)      Selection of Underwriters........................................10

4.  Incidental or "Piggy-Back" Registration...................................11
    (a)      Request for Incidental Registration..............................11
    (b)      Expenses.........................................................12

5.  Form S-3 Registration.....................................................12
    (a)      Request for a Form S-3 Registration..............................12
    (b)      Form S-3 Underwriting Procedures.................................12
    (c)      Limitations on Form S-3 Registrations............................13
    (d)      Expenses.........................................................13
    (e)      No Demand Registration...........................................14

6.  Holdback Agreements.......................................................14
    (a)      Restrictions on Public Sale by Designated Holders................14
    (b)      Restrictions on Public Sale by the Company.......................14

7.  Registration Procedures...................................................15
    (a)      Obligations of the Company.......................................15
    (b)      Seller Information...............................................18
    (c)      Notice to Discontinue............................................18
    (d)      Registration Expenses............................................18

8.  Indemnification; Contribution.............................................19
    (a)      Indemnification by the Company...................................19
    (b)      Indemnification by Designated Holders............................19
    (c)      Conduct of Indemnification Proceedings...........................20
    (d)      Contribution.....................................................20

9.  Rule 144..................................................................21

10. Miscellaneous.............................................................21
    (a)      Recapitalizations, Exchanges, etc. ..............................21
    (b)      No Inconsistent Agreements.......................................22
    (c)      Remedies.........................................................22
    (d)      Amendments and Waivers...........................................22
    (e)      Notices..........................................................23
    (f)      Successors and Assigns; Third Party Beneficiaries................25
    (g)      Counterparts.....................................................25
    (h)      Headings.........................................................26
    (i)      Governing Law....................................................26
    (j)      Severability.....................................................26
    (k)      Entire Agreement.................................................26
    (l)      Further Assurances...............................................26

                           SECOND AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

     THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is hereby made on this 29th day of September, 1999 by and among EXE Technologies, Inc., a Delaware corporation (the "Company"), General Atlantic Partners 57, L.P., a Delaware limited partnership ("GAP 57"), General Atlantic Partners 41, L.P., a Delaware limited partnership ("GAP LP"), GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP Coinvestment II"), MSD 1998 GRAT #6 ("MSD"), Triple Marlin Investments LLC, a Delaware limited liability company, ("Triple Marlin"), Rothko Investments LLC, a Delaware limited liability company ("Rothko"), MSD Portfolio L.P. - Investments, a Delaware limited partnership ("MSD Portfolio"), TCV III (GP), a Delaware general partnership, TCV III, L.P., a Delaware limited partnership, TCV III (Q), L.P., a Delaware limited partnership, TCV III Strategic Partners, L.P., a Delaware limited partnership (together with TCV III (GP), TCV III, L.P. and TCV III (Q), L.P. collectively, the "TCV Purchasers"), Lyle Baack ("Baack"), and Nigel Bahadur, Adam Belsky and Raymond Hood (the "Neptune Stockholders," and collectively with Baack, the "Major Stockholders").

                             PRELIMINARY STATEMENTS

     A. The Company, GAP LP, GAP Coinvestment, MSD, Triple Marlin, Rothko, and the Major Stockholders are parties to that certain Amended and Restated Registration Rights Agreement, dated as of July 10, 1998 (the "Amended and Restated Registration Rights Agreement").

     B. GAP LP and GAP Coinvestment own all of the issued and outstanding shares of the Company's Series A Convertible Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and of the Company's Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock").

     C. MSD, Triple Marlin, and Rothko own all of the issued and outstanding shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock").

     D. The EXE Stockholders (as defined below) own a majority of the issued and outstanding shares of the Company's Class A Common Stock (as defined below).

     E. Each of GAP 57, GAP Coinvestment II, the TCV Purchasers, and MSD Portfolio have agreed to purchase shares of the Company's Series D Convertible Preferred Stock, par value

$0.01 per share (the "Series D Preferred Stock"), pursuant to that certain Series D Preferred Stock Purchase Agreement dated of even date herewith (the "Series D Stock Purchase Agreement").

     F. Concurrently with the execution and delivery of this Agreement, the Company, GAP LP, GAP Coinvestment, MSD, Triple Marlin, Rothko, MSD Portfolio, the EXE Stockholders, GAP 57, GAP Coinvestment II and the TCV Purchasers are entering into a Second Amended and Restated Stockholders Agreement (the "Second Amended and Restated Stockholders Agreement"), pursuant to which the parties have agreed, among other things, to certain first offer, tag-along and preemptive rights and corporate governance rights and obligations.

     G. Each of the Company, GAP LP, GAP Coinvestment, MSD, Triple Marlin, Rothko and the Major Stockholders deems it desirable (a) to enter into this Agreement to induce GAP 57, GAP Coinvestment II, the TCV Purchasers and MSD Portfolio to purchase the shares of Series D Preferred Stock pursuant to the Series D Stock Purchase Agreement and to enter into the Second Amended and Restated Stockholders Agreement, and (b) to amend and restate the Amended and Restated Registration Rights Agreement.

          IN CONSIDERATION of the foregoing and of the mutual covenants and agreements set forth in this Agreement and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

     1. Definitions. As used in this Agreement the following terms have the meanings indicated:

          "AFFILIATE" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. The following shall be deemed to be Affiliates of GAP LP and GAP 57: (a) GAP LLC, the members of GAP LLC, the limited partners of GAP LP, and the limited partners of GAP 57; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP LP, and the limited partners of GAP 57; and (d) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members, former members, consultants or key employees of GAP LLC. GAP 57, GAP LP, GAP Coinvestment and GAP Coinvestment II shall be deemed to be Affiliates of one another. The following shall be deemed to be Affiliates of
MSD: (x) Michael Dell; (y) the limited partners of MSD L.P.; and (z) any Affiliate of Michael Dell, including MSD Capital, L.P., and the limited partners of MSD Capital, L.P. The following shall be deemed to be Affiliates of Triple Marlin: (I) the members of Triple Marlin; and
(II) any Affiliate of the members of Triple Marlin. The following shall be deemed to be Affiliates of Rothko: (A) the members of Rothko; and (B) any Affiliate of the members of Rothko. The following shall be deemed to be Affiliates of MSD Portfolio: (X) the members of MSD Portfolio; and (Y) any Affiliate of the members of MSD Portfolio. MSD, Triple Marlin, Rothko and MSD Portfolio shall be deemed to be Affiliates of one another. The following shall be deemed to be Affiliates of each of the TCV Purchasers: (1) Technology Crossover Management III, L.L.C.; (2) the members of Technology Crossover Management III, L.L.C.; (3) any Affiliate of Technology Crossover Management III, L.L.C.; and (4) the limited partners of each of the TCV Purchasers.

          "ALLOCATION SHARES" shall have the meaning set forth in that certain Allocation Agreement entered into of even date herewith among the Company and GAP 57, GAP Coinvestment II and the TCV Purchasers.

          "APPROVED UNDERWRITER" has the meaning set forth in Section 3(f) of this Agreement.

          "BAACK" has the meaning set forth in the recitals to this Agreement.

          "BOARD OF DIRECTORS" means the Company's Board of Directors.

          "CLASS A COMMON STOCK" means the Company's Class A Common Stock, par value $.01 per share, or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

          "CLASS B COMMON STOCK" means the Company's Class B Common Stock, par value $.01 per share, or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

          "CLOSING PRICE" means, with respect to the Registrable Securities, as of the date of determination: (a) the closing price per share for Registrable Securities on such date published in the WALL STREET JOURNAL or, if no such closing price on such date is published in the WALL STREET JOURNAL, then the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Registrable Securities are then listed or admitted to trading; (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, then the last trading price per share for Registrable Securities on such date; (c) if there shall have been no trading on such date or if the Registrable Securities are not so designated, then the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of the New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, then a market price per share reasonably determined in good faith by the Board of Directors or, if such determination is not reasonably satisfactory to the Designated Holder for whom such determination is being made, then by a nationally recognized investment banking firm selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder.

          "COMPANY" has the meaning set forth in the preamble to this Agreement.

          "COMPANY UNDERWRITER" has the meaning set forth in Section 4(a) of this Agreement.

          "DELL STOCKHOLDERS" means MSD, Triple Marlin, Rothko and MSD Portfolio and any Affiliate thereof to which Registrable Securities are transferred in accordance with Section 2.2 of the Second Amended and Restated Stockholders Agreement.

          "DEMAND REGISTRATION" has the meaning set forth in Section 3(a) of this Agreement.

          "DESIGNATED HOLDER" means each of the EXE Stockholders, the General Atlantic Stockholders, the Dell Stockholders and the TCV Stockholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with the provisions of the Second Amended and Restated Stockholders Agreement and Section 10(f) of this Agreement, other than a transferee to whom such securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "EXE STOCKHOLDERS" means the Major Stockholders and any Permitted Transferee (as defined in the Second Amended and Restated Stockholders Agreement) thereof to which Registrable Securities are transferred in accordance with Section 2.2 of the Second Amended and Restated Stockholders Agreement.

          "GAP COINVESTMENT" has the meaning set forth in the preamble to this Agreement.

          "GAP COINVESTMENT II" has the meaning set forth in the preamble to this Agreement.

          "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP and GAP 57, and any successor to such entity.

          "GAP 57" has the meaning set forth in the preamble to this Agreement.

          "GAP LP" has the meaning set forth in the preamble to this Agreement.

          "GENERAL ATLANTIC STOCKHOLDERS" means GAP 57, GAP LP, GAP Coinvestment, GAP Coinvestment II and any Affiliate thereof to which Registrable Securities are transferred in accordance with Section 2.2 of the Second Amended and Restated Stockholders Agreement.

          "HOLDERS' COUNSEL" has the meaning set forth in Section 7(a)(i) of this Agreement.

          "INCIDENTAL REGISTRATION" has the meaning set forth in Section 4(a) of this Agreement.

          "INDEMNIFIED PARTY" has the meaning set forth in Section 8(c) of this Agreement.

          "INDEMNIFYING PARTY" has the meaning set forth in Section 8(c) of this Agreement.

          "INITIAL PUBLIC OFFERING" means a firm commitment underwritten initial public offering pursuant to an effective Registration Statement filed under the Securities Act.

          "INITIATING HOLDERS" has the meaning set forth in Section 3(a) of this Agreement.

          "INVESTOR STOCKHOLDERS" means, collectively, the Dell Stockholders, the General Atlantic Stockholders and the TCV Stockholders.

          "INSPECTOR" has the meaning set forth in Section 7(a)(viii) of this Agreement.

          "IPO EFFECTIVENESS DATE" means the closing date of the Company's Initial Public Offering.

          "MAJOR STOCKHOLDERS" has the meaning set forth in the recitals to this Agreement.

          "MARKET PRICE" means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

          "NASD" has the meaning set forth in Section 7(a)(xiv) of this Agreement.

          "NEPTUNE STOCKHOLDERS" has the meaning set forth in the preamble to this Agreement.

          "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "PREFERRED STOCK" means, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

          "RECORDS" has the meaning set forth in Section 7(a)(viii) of this Agreement.

          "REGISTRABLE SECURITIES" means each of the following: (a) any and all shares of Class A Common Stock owned by the Designated Holders or issued or issuable to a Designated Holder upon conversion of shares of Class B Common Stock or Preferred Stock, including, without limitation, any shares of Class A Common Stock issued or issuable upon conversion of any shares of preferred stock acquired by any of the Designated Holders after the date hereof; (b) any other shares of Class A Common Stock acquired or owned by any of the Designated Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Designated Holders after the IPO Effectiveness Date if such Designated Holder is an Affiliate of the Company; and (c) any shares of Class A Common Stock or voting common stock issued or issuable to any of the Designated Holders with respect to shares of Class A Common Stock, Class B Common Stock or Preferred Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and shares of Class A Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.

          "REGISTRATION EXPENSES" has the meaning set forth in Section 7(d) of this Agreement.

          "REGISTRATION STATEMENT" means a Registration Statement filed pursuant to the Securities Act.

          "SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT" has the meaning set forth in the Preliminary Statements to this Agreement.

          "S-3 INITIATING HOLDERS" has the meaning set forth in Section 5(a) of this Agreement.

          "S-3 REGISTRATION" has the meaning set forth in Section 5(a) of this Agreement.

          "SEC" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SERIES A PREFERRED STOCK" has the meaning set forth in the Preliminary Statements to this Agreement.

          "SERIES B PREFERRED STOCK" has the meaning set forth in the Preliminary Statements to this Agreement.

          "SERIES C PREFERRED STOCK" has the meaning set forth in the Preliminary Statements to this Agreement.

          "SERIES D PREFERRED STOCK" has the meaning set forth in the Preliminary Statements to this Agreement.

          "TCV PURCHASERS" has the meaning set forth in the preamble to this Agreement.

          "TCV STOCKHOLDERS" means the TCV Purchasers and any Affiliate thereof to which Registrable Securities are transferred in accordance with Section 2.2 of the Second Amended and Restated Stockholders Agreement.

     2. GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT.

          (a) GRANT OF RIGHTS. The Company hereby grants registration rights to the EXE Stockholders, the Dell Stockholders, the General Atlantic Stockholders and the TCV Stockholders upon the terms and conditions set forth in this Agreement.

          (b) REGISTRABLE SECURITIES. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of Registrable Securities proposed to be sold in a single sale, in the opinion of counsel satisfactory to the Company and the Designated Holder, each in their reasonable judgment, may be distributed to the public without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

          (c) HOLDERS OF REGISTRABLE SECURITIES. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected and disregarding any legal restrictions upon the exercise of such rights. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, then the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

     3. Demand Registration.

          (a) REQUEST FOR DEMAND REGISTRATION. At any time after the IPO Effectiveness Date, each of (i) the Investor Stockholders holding a majority of the Registrable Securities held by the Investor Stockholders, acting as a group through their written designee, or (ii) the EXE Stockholders holding a majority of the Registrable Securities held by the EXE Stockholders, acting as a group through their written designee (the "Initiating Holders") may make a written request to the Company to register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) and under the securities or "blue sky" laws of any jurisdiction designated by such holder or holders (a "Demand Registration"), the number of Registrable Securities stated in such request; PROVIDED, HOWEVER, that the Company shall not be obligated to effect more than two (2) Demand Registrations for the Investor Stockholders and two (2) Demand Registrations for the EXE Stockholders pursuant to this Section 3. For purposes of the preceding sentence, two (2) or more Registration Statements filed in response to one (1) demand shall be counted as one (1) Registration Statement. If at the time of any request to register Registrable Securities pursuant to this Section 3(a), the Company is engaged in, or has fixed plans to engage in, within thirty (30) days of the time of such request, a registered public offering or is engaged in any other activity which, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of (i) three (3) months from the effective date of such offering or (ii) the date of completion of such other material activity, as the case may be; provided the Company is actively employing in good faith all reasonable efforts to cause such registration to become effective or such other activity to be completed, such right to delay a request to be exercised by the Company not more than once in any one (1) year period. In addition, the Company shall not be required to effect any registration within sixty (60) days after the effective date of any other Registration Statement of the Company (other than a registration on Form S-8). Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon a request for a Demand Registration, the Company shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered.

          (b) INCIDENTAL OR "PIGGY-BACK" RIGHTS WITH RESPECT TO A DEMAND REGISTRATION. Each of the Designated Holders (other than the Initiating Holders) may offer its or his Registrable Securities under any Demand Registration pursuant to this Section 3. Within ten (10) days after the receipt from an Initiating Holder of a request for a Demand Registration, the Company shall (i) give written notice thereof to all of the Designated Holders (other than the Initiating Holders) and (ii) subject to Section 3(e), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered and the intended method of disposition thereof. The failure of any Designated Holder to respond within such 10-day period referred to in clause
(ii) above shall be deemed to be a waiver of such Designated Holder's rights under this Section 3 with respect to such Demand Registration, PROVIDED that any Designated Holder may waive its rights under this Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holder.

          (c) EFFECTIVE DEMAND REGISTRATION. The Company shall use its best efforts to cause any such Demand Registration to become and remain effective not later than ninety (90) days after it receives a request under Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold or (ii) 120 days; PROVIDED, HOWEVER, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holders.

          (d) EXPENSES. In any registration initiated as a Demand Registration, the Company shall pay all Registration Expenses (other than underwriting discounts and commissions) in connection therewith, whether or not such Demand Registration becomes effective.

          (e) UNDERWRITING PROCEDURES. If the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders to which the requested Demand Registration relates so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter (as defined below) selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwriting, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(b) hereof shall be included in such underwriting unless such Designated Holder accepts the terms of the underwriting as accepted by the Company, the Initiating Holders and the Approved Underwriter. If the Approved Underwriter advises the Company in writing that in its opinion the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, FIRST as to the Company, SECOND as to the class of Designated Holders who are not members of the class of Designated Holders (the Investor Stockholders or the EXE Stockholders, as the case may be) that initiated such registration and who requested to participate in such registration pursuant to Section 3(b) hereof as a group, if any, and THIRD as to the class of Designated Holders that initiated such registration as a group, pro rata within each group based on the number of Registrable Securities entitled to be included therein owned by each Designated Holder participating in such Demand Registration.

          (f) SELECTION OF UNDERWRITERS. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Initiating Holders or S-3 Initiating Holders, as the case may be, holding a majority of the Registrable Securities held by all such Initiating Holders or S-3 Initiating Holders shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); PROVIDED, HOWEVER, that the Approved Underwriter shall, in any case, be acceptable to the Company in its reasonable judgment.

     4. INCIDENTAL OR "PIGGY-BACK" REGISTRATION.

          (a) REQUEST FOR INCIDENTAL REGISTRATION. At any time after the IPO Effectiveness Date, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto), then the Company shall give written notice of such proposed filing to each of the Designated Holders of Registrable Securities at least thirty (30) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such holder may request (an "Incidental Registration"); PROVIDED, HOWEVER, that notwithstanding the foregoing, the Neptune Stockholders may exercise their rights to an Incidental Registration in respect of the Company's Initial Public Offering for an aggregate number of shares not to exceed twenty percent (20%) of the total number of Registrable Securities held by the Neptune Stockholders (or their Permitted Transferees, as defined in the Second Amended and Restated Stockholders Agreement) as a group. The Company shall, and shall use its best efforts (within ten (10) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. In connection with any Incidental Registration under this
Section 4(a) involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the Company Underwriter, and then only in such quantity as will not, in the opinion of the Company Underwriter, jeopardize the success of the offering by the Company. If in the written opinion of the Company Underwriter the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, FIRST, all of the securities to be offered for the account of the Company; SECOND, in connection with an Incidental Registration with respect to the Company's Initial Public Offering, 20% of the Registrable Securities to be offered for the accounts of the Neptune Stockholders (or their Permitted Transferees, as defined in the Second Amended and Restated Stockholders Agreement) as a group pursuant to this Section 4, pro rata within such group based on the number of such Registrable Securities included in the request for such Incidental Registration; THIRD, the Registrable Securities to be offered for the account of the Designated Holders (including the Registrable Securities of the Neptune Stockholders other than those, if any, included in an Incidental Registration with respect to the Company's Initial Public Offering pursuant to the immediately preceding clause) pursuant to this
Section 4, pro rata based on the number of Registrable Securities entitled to be included therein owned by each Designated

Holder participating in such Incidental Registration; and FOURTH, any other securities requested to be included in such underwriting.

          (b) EXPENSES. The Company shall bear all Registration Expenses (other than underwriting discounts and commissions) in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

     5. FORM S-3 REGISTRATION.

          (a) REQUEST FOR A FORM S-3 REGISTRATION. Notwithstanding the limitations on the obligations of the Company set forth in Section 3(a) of this Agreement, in the event that the Company shall receive from (i) any of the Investor Stockholders or (ii) the EXE Stockholders holding a majority of the Registrable Securities held by the EXE Stockholders, acting as a group through their written designee (the "S-3 Initiating Holders") a written request that the Company register, under the Securities Act and the securities and "blue sky" laws of any jurisdiction reasonably designated by such holder or holders, on Form S-3 (or any successor form then in effect) (an "S-3 Registration"), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than the S-3 Initiating Holders) at least thirty (30) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within fifteen (15) days after their receipt from the Company of the written notice of such registration. The Company shall (i) take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered and (ii) use its reasonable best efforts to (x) cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than ninety (90) days after it receives a request therefor and (y) include in such offering the Registered Securities of the Designated Holders (other than the S-3 Initiating Holders) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein.

          (b) FORM S-3 UNDERWRITING PROCEDURES. If the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders to which the requested S-3 Registration relates so elect, the Company shall use its reasonable efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any S-3 Registration under Section 5(a) involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the Designated

Holders thereof accept the terms of the underwriting as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as will not, in the opinion of such underwriter, jeopardize the success of such offering by the S-3 Initiating Holders. If in the written opinion of the Approved Underwriter the registration of all or part of the Registrable Securities which the S-3 Initiating Holders and the other Designated Holders have requested to be included would materially adversely affect such public offering, then the Company shall be required to include in the underwriting, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, FIRST, the Registrable Securities to be offered for the account of the S-3 Initiating Holders and the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to
Section 5(a), pro rata based on the number of Registrable Securities entitled to be included therein owned by each Designated Holder participating in such S-3 Registration, and SECOND, any other securities requested to be included in such underwriting.

          (c) LIMITATIONS ON FORM S-3 REGISTRATIONS. If at the time of any request to register Registrable Securities pursuant to Section 5(a), the Company is engaged in, or has fixed plans to engage in within thirty (30) days of the time of such request, a registered public offering or is engaged in any other activity which, in the good faith determination of the Board of Directors, would be adversely affected by the requested S-3 Registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of three (3) months from the effective date of such offering or the date of completion of such other material activity, as the case may be; provided the Company is actively employing in good faith all reasonable efforts to cause such registration to become effective or such other activity to be completed, such right to delay a request to be exercised by the Company not more than once in any one (1) year period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a) (i) within three (3) months after the effective date of any other Registration Statement of the Company (other than a registration on Form S-8), (ii) if within the 12-month period preceding the date of such request, the Company has effected two (2) registrations on Form S-3 pursuant to Section 5(a) and all of the Registrable Securities registered therein have been sold, (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or (iv) if the S-3 Initiating Holders, together with the Designated Holders (other than the S-3 Initiating Holders) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of less than $1,000,000.

          (d) EXPENSES. In connection with any registration pursuant to this
Section 5, the Company shall pay all Registration Expenses (other than underwriting discounts and commissions), whether or not such registration becomes effective; PROVIDED, HOWEVER, that the Company shall not be required to pay the Registration Expenses for a registration pursuant to this Section 5 if the Company has paid the Registration Expenses of another registration pursuant to this Section 5 in the preceding 12-month period. All Registration Expenses incurred in connection with any registration pursuant to this Section 5 for which the Company has no obligation to pay such Registration Expenses shall be borne by the Designated Holders who participate in such registration on a pro rata basis according to the number of Registrable Securities owned by the Designated Holders that are included in such registration at the time that such registration becomes effective.

          (e) No Demand Registration. No registration requested by any Designated Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

     6. Holdback Agreements.

          (a) RESTRICTIONS ON PUBLIC SALE BY DESIGNATED HOLDERS. If and to the extent requested by the Company, the Initiating Holders or the S-3 Initiating Holders, as the case may be, in the case of a non-underwritten public offering or if and to the extent requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, each Designated Holder of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 90-day period or such shorter period agreed upon by such Designated Holder and the requesting party beginning on the effective date of such Registration Statement (except as part of such registration); PROVIDED HOWEVER, that the foregoing shall not be applicable to (i) any Designated Holder holding less than one percent (1%) of the shares of Common Stock outstanding on a fully diluted basis as of the effective date of the Registration Statement with respect to any such public offering, and (ii) any shares of Common Stock of the Company that have been registered under the Securities Act (other than the Allocation Shares) or otherwise purchased in open market transactions.

          (b) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) 120 days after the effective date of such Registration Statement (except as part of such registration).

     7. REGISTRATION PROCEDURES.

          (a) OBLIGATIONS OF THE COMPANY. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or Section 5 of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

               (i) use its best efforts to prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; PROVIDED, HOWEVER, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector (as defined below) with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

               (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

               (iii) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a Registration Statement, copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; PROVIDED, HOWEVER, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

               (v) use its best efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

               (vi) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

               (vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or
Section 5, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

               (viii) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspec-tors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (ix) if such sale is pursuant to an underwritten offering, use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably request;

               (x) use its best efforts to furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

               (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, PROVIDED that the applicable listing requirements are satisfied;

               (xiii) keep Holders' Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or
Section 5 hereunder;

               (xiv) provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (xv) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

               (xvi) use best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

          (b) SELLER INFORMATION. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

          (c) NOTICE TO DISCONTINUE. Each Designated Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(vi), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(vi) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(vi) to and including the date when the Designated Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(vi).

          (d) REGISTRATION EXPENSES. Subject to the limitations set forth in
Section 5(d), the Company shall pay all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities),
(iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Company and, in the case of a Demand Registration, the Initiating Holders and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or registration on Form S-3 pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in this Section 7(d) are referred to herein as "Registration Expenses."

     8. INDEMNIFICATION; CONTRIBUTION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Designated Holder, its officers, directors, trustees, partners, shareholders, members, employees, advisors and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

          (b) INDEMNIFICATION BY DESIGNATED HOLDERS. In connection with any Registration Statement in which a Designated Holder is participating pursuant to
Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and each Designated Holder agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the Securities Act and the Exchange Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only with respect to any such information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein; PROVIDED, HOWEVER, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; PROVIDED, HOWEVER, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless, and only to the extent that, such failure results in the Indemnifying Party's forfeiture of substantive rights or defenses. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party. In either of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

          (d) CONTRIBUTION. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; PROVIDED that the total amount to be indemnified by such Designated Holder shall be limited to the net proceeds received by such Designated Holder in the offering.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person.

     9. RULE 144. The Company covenants that it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

     10. MISCELLANEOUS.

          (a) RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to (i) the shares of Class A Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Class A Common Stock or Class B Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Class A Common Stock or Class B Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by sale, merger or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this agreement as a condition of any such transaction.

          (b) NO INCONSISTENT AGREEMENTS. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein, except as set forth on Schedule 10(b). The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

          (c) REMEDIES. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

          (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by each of (i) the Company, (ii) the EXE Stockholders holding Registrable Securities representing (after giving effect to any adjustments) at least sixty percent (60%) of the aggregate number of Registrable Securities owned by all of the EXE Stockholders, (iii) the Investor Stockholders holding Registrable Securities representing (after giving effect to any adjustments) at least sixty percent (60%) of the aggregate number of Registrable Securities owned by all of the Investor Stockholders other than the TCV Stockholders, and (iv) the Investor Stockholders holding at least sixty percent (60%) of the aggregate number of Registrable Securities (after giving effect to any adjustments) which are issuable upon conversion of the Series D Preferred Stock or have been issued upon conversion of the Series D Preferred Stock; PROVIDED, HOWEVER, that if any amendment, supplement, modification or waiver could reasonably be expected to have a material adverse effect on the rights of a particular class or series of the Investor Stockholders, then such amendment, supplement, modification or waiver shall not be effective unless approved by the holders of the affected class or series representing (after giving effect to any adjustments) at least sixty percent (60%) of the aggregate number of Registrable Securities owned by such affected class or series. Any such written consent shall be binding upon the Company and all of the Designated Holders.

          (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

               (i) if to the Company or the Major Stockholders:

                   c/o EXE Technologies, Inc.
                   8787 Stemmons Freeway
                   Dallas, Texas  75247
                   Telecopy:  (214) 775-0912
                   Attention: Mr. Raymond Hood, President and
                                 Chief Executive Officer

                   with a copy to:
                   Pepper Hamilton LLP
                   1235 Westlakes Drive, Suite 400
                   Berwyn, PA  19312-2401
                   Telephone:  (610) 640-7800
                   Telecopy:  (610) 640-7835
                   Attention:  Michael P. Gallagher, Esquire

              (ii) if to any of the General Atlantic Stockholders:

                   c/o General Atlantic Service Corporation
                   3 Pickwick Plaza
                   Greenwich, Connecticut 06830
                   Telephone: (203) 629-8600
                   Telecopy:   (203) 622-8818
                   Attention:  Mr. Steven A. Denning

                   with a copy to:

                   Paul, Weiss, Rifkind, Wharton & Garrison
                   1285 Avenue of the Americas
                   New York, New York 10019-6064
                   Telephone:  (212) 373-3000
                   Telecopy:  (212) 757-3990
                   Attention:  Matthew Nimetz, Esquire

             (iii) if to any of the Dell Stockholders:

                   Triple Marlin Investments LLC
                   145 West 67th Street, Number 40-G
                   New York, New York  10023
                   Telephone:
                   Telecopy:  (212) 721-6197
                   Attention: Mr. John Phelan

                   - and to -

                   MSD Capital L.P.
                   780 3rd Avenue, 43rd Floor
                   New York, NY 10017-2024
                   Telephone:  (212) 303-1760
                   Telecopy:  (212) 303-1622
                   Attention:  Marc Lisker, Esquire

                   with a copy to:

                   Haynes and Boone, LLP
                   600 Congress Ave., Suite 1600
                   Austin, TX 78701-3236
                   Telephone: (512) 867-8400
                   Telecopy: (512) 867-8470
                   Attention:  Paul A. Wehrmann, Esquire


              (iv) if to any of the TCV Purchasers:

                   Technology Crossover Ventures
                   56 Main Street, Suite 210
                   Millburn, NJ 07041
                   Telephone: (973) 467-5320
                   Telecopy: (973) 467-5323
                   Attention: Robert C. Bensky

                   with a copy to:

                   Technology Crossover Ventures
                   575 High Street, Suite 400

                   Palo Alto, CA 94301
                   Telephone: (650) 614-8210
                   Telecopy: (650) 614-8222
                   Attention: Jay C. Hoag

               (v) if to any other Designated Holder, at its address as it appears on the record books of the Company.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

               (f) SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The Demand Registration rights of the General Atlantic Stockholders, the Dell Stockholders, the TCV Stockholders and the EXE Stockholders contained in Section 3 of this Agreement and the other rights of each of the General Atlantic Stockholders, the Dell Stockholders, the TCV Stockholders and the EXE Stockholders with respect thereto shall be, with respect to any Registrable Security, (i) automatically transferred, in the case of such rights of the General Atlantic Stockholders, among the General Atlantic Stockholders, in the case of such rights of the Dell Stockholders, among the Dell Stockholders, in the case of such rights of the TCV Stockholders, among the TCV Stockholders, and, in the case of such rights of the EXE Stockholders, among the EXE Stockholders and (ii) in all other cases, transferred only with the consent of the Company. The incidental or "piggy-back" registration rights of the Designated Holders contained in Sections 3(b) and 4 of this Agreement, its Form S-3 registration rights contained in Section 5 of this Agreement and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred by such Designated Holder to any Person who is the transferee of such Registrable Security. All of the obligations of the Company hereunder shall survive any such transfer. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the rights granted hereunder.

               (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction

               (j) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Designated Holders shall be enforceable to the fullest extent permitted by law.

               (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and in the Stock Purchase Agreements. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter including, without limitation, the Amended and Restated Registration Rights Agreement.

               (l) FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                            [SIGNATURE PAGES FOLLOW]

               IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                    EXE TECHNOLOGIES, INC.

                                    By: /s/ Raymond Hood
                                        ----------------------------------------
                                    Print Name: RAYMOND  HOOD
                                                --------------------------------
                                    Title: PRESIDENT
                                           -------------------------------------


                                    GENERAL ATLANTIC PARTNERS 41, L.P.

                                    By:  GENERAL ATLANTIC PARTNERS, LLC,
                                         its General Partner

                                    By: /s/ Steven A. Denning
                                        ----------------------------------------
                                    Print Name: Steven A. Denning
                                    Title: A Managing Member


                                    GENERAL ATLANTIC PARTNERS 57, L.P.

                                    By:  GENERAL ATLANTIC PARTNERS, LLC,
                                         its General Partner

                                    By: /s/ Steven A. Denning
                                        ----------------------------------------
                                    Print Name: Steven A. Denning
                                               ---------------------------------
                                    Title: A Managing Member
                                           -------------------------------------


                                    GAP COINVESTMENT PARTNERS, L.P.

                                    By: /s/ Steven A. Denning
                                        ----------------------------------------
                                    Print Name: Steven A. Denning
                                               ---------------------------------
                                    Title: A General Partner


                                    GAP COINVESTMENT PARTNERS II, L.P.

                                    By: /s/ Steven A. Denning
                                        ----------------------------------------
                                    Print Name: Steven A. Denning
                                               ---------------------------------
                                    Title: A General Partner
                                           -------------------------------------

                                    MSD 1998 GRAT #6

                                    By: /s/ Michael Dell
                                        ----------------------------------------
                                         Michael Dell, Trustee


                                    TRIPLE MARLIN INVESTMENTS LLC

                                    By: /s/ Glenn Fuhrman
                                        ----------------------------------------
                                         Glenn Fuhrman, Manager

                                    ROTHKO INVESTMENTS LLC

                                    By: /s/ Glenn Fuhrman
                                        ----------------------------------------
                                         Glenn Fuhrman, Manager

                                    MSD PORTFOLIO L.P. - INVESTMENTS


                                    By: /s/ Glenn Fuhrman
                                        ----------------------------------------
                                         Name: Glenn Fuhrman
                                         Title: Managing Principal

                                    TCV III (GP)

                                    By:  TECHNOLOGY CROSSOVER MANAGEMENT III,
                                         L.L.C.,
                                         Its:  General Partner

                                    By: /s/ Robert C. Bensky
                                        ----------------------------------------
                                         Name:  Robert C. Bensky
                                         Title: Chief Financial Officer


                                    TCV III, L.P.

                                    By:  TECHNOLOGY CROSSOVER MANAGEMENT III,
                                         L.L.C.,
                                         Its:  General Partner


                                    By: /s/ Robert C. Bensky
                                        ----------------------------------------
                                          Name:  Robert C. Bensky
                                         Title:  Chief Financial Officer

                                    TCV III (Q), L.P.

                                    By:  TECHNOLOGY CROSSOVER MANAGEMENT III,
                                         L.L.C.,
                                         Its:  General Partner

                                    By: /s/ Robert C. Bensky
                                        ----------------------------------------
                                          Name:  Robert C. Bensky
                                          Title: Chief Financial Officer


                                    TCV III STRATEGIC PARTNERS, L.P.

                                    By:  TECHNOLOGY CROSSOVER MANAGEMENT III,
                                         L.L.C.,
                                         Its:  General Partner

                                    By: /s/ Robert C. Bensky
                                        ----------------------------------------
                                          Name:  Robert C. Bensky
                                          Title: Chief Financial Officer

                                    /s/ Lyle Baack
                                    --------------------------------------------
                                    Lyle Baack

                                    /s/ Nigel Bahadur
                                    --------------------------------------------
                                    Nigel Bahadur

                                    /s/ Adam C. Belsky
                                    --------------------------------------------
                                    Adam Belsky

                                    /s/ Raymond Hood
                                    --------------------------------------------
                                    Raymond Hood

                                 SCHEDULE 10(B)


Mutual Reseller and Marketing Partner Agreement and Development Agreement, dated as of March 30, 1999, between i2 Technologies, Inc. and EXE Technologies, Inc. (Paragraph 34).




                                      -30-